Exhibit 99.1

International Money Express, Inc. Announces Hiring of Chief Operating Officer

Joseph Aguilar Named as New Chief Operating Officer

MIAMI, FL, October 3 - International Money Express, Inc. (NASDAQ: IMXI), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced that Joseph Aguilar has joined the company as its Chief Operating Officer, reporting directly to Intermex CEO Bob Lisy. Mr. Aguilar joins the firm from Sigue Corporation, where he most recently served as President of its International Division responsible for Europe, Asia and Africa.

“We are extremely happy to have Joseph on the team. He brings a wealth of industry experience to help lead our continued rapid growth in existing markets, and further expansion into new markets. Joseph also brings a collaborative, analytical and results-driven approach that is aligned with our culture,” said CEO Bob Lisy. “He will be a great addition to the executive team.”

Mr. Aguilar comes to Intermex with more than 30 years’ experience in the Banking and Money Service Business industries.  His career focus has been in international financial services, concentrated in the treasury, operations, payments and internal audit functions. Prior to joining Intermex, Mr. Aguilar was a senior executive at Sigue Corporation; starting in 2005 as the Chief Auditor, where he established the Internal Audit function for its U.S. and Mexico Operations.  Following several successful audit cycles he was promoted to Chief Operating Officer, responsible for all operations and technology functions of the global organization.  In 2014, Mr. Aguilar was promoted to President of SGS, Ltd. UK, the International Division of Sigue Corporation, with responsibility for all aspects of the business in the EU, Eastern Europe, Africa, Asia and South Asia. Prior to his roles at Sigue Corporation, Mr. Aguilar held senior roles at BBVA Bancomer, California Commerce Bank and Dai-Ichi Kangyo Bank of California.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do. We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala, and four countries in Africa. We offer the electronic movement of money to our customers through our network of sending and paying agents and company-operated stores located in all 50 states, the District of Columbia and Puerto Rico, and throughout Latin America and the Caribbean. Our services are also available digitally through intermexonline.com. We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement except as required by law. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Actual results may differ materially from historical results or those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the risks and uncertainties identified in the Company’s periodic filings filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Reports on Form 10-Q for the quarters  ended March 31, 2019 and June 30,2019.

Investor Relations:
Sloan Bohlen, Solebury Trout
tel: 305-671-8056
investors@intermexonline.com

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